FOR IMMEDIATE RELEASE

Corebridge Financial Announces First Quarter 2024 Results

•Net income of $878 million, or $1.41 per share
•Adjusted after-tax operating income1 of $688 million and operating EPS1 of $1.10 per share
•Premiums and deposits1 of $10.6 billion
•Base portfolio income2 for insurance operating businesses grew 18% and base yield2 expanded 50 basis points compared to the prior year quarter
•Completed modernization program Corebridge Forward ahead of plan, achieving or contracting on $400 million of run rate savings through April 30, 2024
•Completed sale of UK life insurance business to Aviva plc on April 8, 2024
•Board of Directors authorized $2 billion increase to share repurchase program
•Returned $386 million to shareholders, including $243 million of share repurchases, with a total of approximately $370 million shares repurchased this year through May 2, 2024

HOUSTON – May 3, 2024 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the first quarter ended March 31, 2024.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, "Corebridge had a very strong start to 2024 with operating earnings per share increasing 13% year over year to $1.10. These results demonstrate how our diversified business model delivers multiple sources of income leading to consistent cash flow generation and attractive shareholder returns.

"We grew our earnings by pursuing profitable organic growth with focused execution, and leveraging our broad product suite and distribution platform to help meet the needs of an aging U.S. population. We see a growing generation of advisors who are becoming more aware of the value of annuities in helping their clients prepare for retirement. This, together with the larger macroeconomic environment, helped Corebridge deliver $10.6 billion of premiums and deposits this quarter and $50 billion over the last five quarters, at attractive margins. At the same time, through overall expense discipline and the implementation of our modernization program Corebridge Forward, we reduced general operating expenses by 10% year over year.

"This week, our Board of Directors approved an increase of $2 billion to our existing share repurchase program, reflecting their ongoing confidence in our financial position and strategic direction. Our strong balance sheet is the result of a long-term commitment to measured growth, prudent risk management and disciplined asset and liability management. Looking ahead, we will continue to move with pace and purpose to grow the business, serve our customers and create long-term value for shareholders."
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key
Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE
CONSOLIDATED RESULTS

	Three Months Ended March 31,
($ in millions, except per share data)	2024	2023
Net income (loss) attributable to common shareholders	$878	$(459)
Income (loss) per common share attributable to common shareholders	$1.41	$(0.70)
Weighted average shares outstanding - diluted	624.9	650.8
Adjusted after-tax operating income	$688	$632
Operating EPS	$1.10	$0.97
Weighted average shares outstanding - operating	624.9	652.8
Book value per common share	$18.81	$17.83
Adjusted book value per common share[1]	$37.73	$35.88
Total common shares outstanding	615.4	648.1
Pre-tax income (loss)	$1,016	$(669)
Adjusted pre-tax operating income[1]	$837	$724
Premiums and deposits	$10,595	$10,341
Net investment income	$2,924	$2,695
Net investment income (APTOI basis)[1]	$2,629	$2,335
Base portfolio income - insurance operating businesses	$2,645	$2,249
Variable investment income[2] - insurance operating businesses	$2	$28
Corporate and other[3]	$(18)	$58

Return on average equity	30.1%	(17.5%)
Adjusted return on average equity[1]	11.9%	10.8%

Net income was $878 million compared to a net loss of $459 million in the prior year quarter. The change largely was driven by realized losses in the first quarter of 2023 for the Fortitude Re funds withheld embedded derivative and higher net investment income in the first quarter of 2024.

Adjusted pre-tax operating income ("APTOI") was $837 million, a 16% increase over the prior year quarter. Excluding variable investment income, APTOI grew 20% over the same period, primarily the result of higher base spread income2, higher fee income2 and lower expenses, partially offset by lower underwriting margin2 driven by the sale of Laya Healthcare and one-time reinsurance-related items in the Life Insurance segment.

Premiums and deposits were $10.6 billion, a 2% increase over the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 3% over the same period primarily driven by growth in our spread-based products.

3 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
Net investment income was $2.9 billion, an 8% increase over the prior year quarter, and net investment income on an APTOI basis was $2.6 billion, a 13% increase over the same period. This improvement was due to higher base portfolio income, which grew $396 million, or 18%, over the prior year quarter. This increase was partially offset by variable investment income, which declined $26 million, or 93%, over the same period.

CAPITAL AND LIQUIDITY HIGHLIGHTS

•Holding company liquidity of $1.7 billion as of March 31, 2024
•Financial leverage ratio of 28.1%
•Life Fleet RBC Ratio remained above target
•Board of Directors authorized $2 billion increase to share repurchase program
•Returned $386 million to shareholders comprised of $243 million of share repurchases and $143 million of dividends
•Declared quarterly dividend of $0.23 per share of common stock on May 2, 2024, payable on June 28, 2024, to shareholders of record at the close of business on June 14, 2024

BUSINESS RESULTS

Individual Retirement	Three Months Ended March 31,
($ in millions)	2024	2023
Premiums and deposits	$4,861	$4,883
Spread income	$713	$623
Base spread income	$709	$618
Variable investment income	$4	$5
Fee income	$307	$277
Adjusted pre-tax operating income	$622	$534

•Premiums and deposits were consistent with the prior year quarter due to higher fixed annuity deposits offset by lower fixed index and variable annuity deposits
•Base net investment spread2 of 2.44% expanded 13 basis points over the prior year quarter
•APTOI increased $88 million, or 16%, over the prior year quarter primarily due to higher base spread income and higher fee income

FOR IMMEDIATE RELEASE

Group Retirement	Three Months Ended March 31,
($ in millions)	2024	2023
Premiums and deposits	$2,054	$2,246
Spread income	$200	$213
Base spread income	$199	$204
Variable investment income	$1	$9
Fee income	$190	$176
Adjusted pre-tax operating income	$200	$186

•Premiums and deposits decreased $192 million, or 9%, from the prior year quarter due to lower plan acquisitions and out-of-plan variable annuity deposits, partially offset by higher in-plan deposits along with higher out-of-plan fixed annuity and fixed index annuity deposits
•Base net investment spread of 1.53% expanded 1 basis point over the prior year quarter
•APTOI increased $14 million, or 8%, over the prior year quarter primarily due to higher fee income and lower expenses

Life Insurance	Three Months Ended March 31,
($ in millions)	2024	2023
Premiums and deposits	$1,094	$1,049
Underwriting margin	$297	$356
Underwriting margin excluding variable investment income	$298	$356
Variable investment income	$(1)	$—
Adjusted pre-tax operating income	$54	$82

•Underwriting margin excluding variable investment income decreased 16% from prior year quarter primarily due to the 2023 sale of Laya Healthcare and one-time reinsurance-related items
•APTOI decreased $28 million, or 34%, from the prior quarter primarily due to one-time reinsurance-related items, partially offset by higher base portfolio income and lower expenses
•Sale of UK life insurance business closed on April 8, 2024 for net proceeds of $550 million

FOR IMMEDIATE RELEASE

Institutional Markets	Three Months Ended March 31,
($ in millions)	2024	2023
Premiums and deposits	$2,586	$2,163
Spread income	$106	$82
Base spread income	$108	$68
Variable investment income	$(2)	$14
Fee income	$16	$16
Underwriting margin	$18	$17
Underwriting margin excluding variable investment income	$18	$17
Variable investment income	$—	$—
Adjusted pre-tax operating income	$112	$85

•Premiums and deposits increased $423 million, or 20%, over the prior year quarter driven by increased premiums from pension risk transfer transactions and higher deposits from guaranteed investment contracts
•APTOI increased $27 million, or 32%, over the prior year quarter primarily due to higher spread income

Corporate and Other	Three Months Ended March 31,
($ in millions)	2024	2023
Corporate expenses	$(39)	$(48)
Interest on financial debt	$(107)	$(108)
Asset management	$14	$—
Consolidated investment entities	$(1)	$—
Other	$(18)	$(7)
Adjusted pre-tax operating income (loss)	$(151)	$(163)

•APTOI increased $12 million over the prior year quarter primarily due to lower corporate expenses driven by Corebridge Forward, our modernization program delivering both expense reduction and increased efficiency

CONFERENCE CALL

Corebridge will host a conference call on Friday, May 3, 2024, at 8:30 a.m. EDT to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

FOR IMMEDIATE RELEASE

# # #
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $390 billion in assets under management and administration as of March 31, 2024, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn and YouTube. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Işıl Müderrisoğlu (Investors): investorrelations@corebridgefinancial.com
Matt Ward (Media): media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “is optimistic,” “targets," “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge. There can be no assurance that future developments affecting Corebridge will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads, the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, uncertainty regarding a potential U.S. federal government shutdown, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;
•unpredictability of the amount and timing of insurance liability claims;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Reinsurance Company Ltd and its performance of its obligations under these agreements;
•our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;

FOR IMMEDIATE RELEASE
•liquidity, capital and credit, including risks related to our ability to access funds from our subsidiaries, our ability to obtain financing on favorable terms or at all, our ability to incur indebtedness, our potential inability to refinance all or a portion of our existing indebtedness, the illiquidity of some of our investments, a downgrade in the insurer financial strength ratings of our insurance company subsidiaries or our credit ratings, and non-performance by counterparties;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf, the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal, governmental or regulatory proceedings, or our business strategy becoming ineffective;
•our ability to compete effectively in a heavily regulated industry, in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our arrangements with Blackstone ISG-1 Advisors L.L.C. (“Blackstone IM”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone IM;
•our separation from AIG, including risks related to the replacement or replication of functions in a timely manner or at all and the loss of benefits from AIG’s global contracts, our inability to file a single U.S. consolidated income federal income tax return for a five-year period, challenges related to being a public company and limitations on our ability to use deferred tax assets to offset future taxable income; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our Quarterly Reports on Form 10-Q.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission ("SEC").

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

FOR IMMEDIATE RELEASE
Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities or are recognized as embedded derivatives at fair value are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;

FOR IMMEDIATE RELEASE
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Assets Under Management and Administration

•Assets Under Management ("AUM") include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration ("AUA") include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration ("AUMA") is the cumulative amount of AUM and AUA.

FOR IMMEDIATE RELEASE
Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

FOR IMMEDIATE RELEASE
Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended March 31,	2024				2023
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$1,016	$189	$—	$827	$(669)	$(216)	$—	$(453)
Noncontrolling interests	—	—	51	51	—	—	(6)	(6)
Pre-tax income/net income attributable to Corebridge	1,016	189	51	878	(669)	(216)	(6)	(459)
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(332)	(71)	—	(261)	(394)	(87)	—	(307)
Net realized (gains) losses on Fortitude Re funds withheld assets	164	35	—	129	(20)	(4)	—	(16)
Net realized (gains) losses on Fortitude Re funds withheld embedded derivative	(22)	(5)	—	(17)	1,025	227	—	798
Subtotal Fortitude Re related items	(190)	(41)	—	(149)	611	136	—	475
Other reconciling Items:
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	26	—	(26)	—	21	—	(21)
Deferred income tax valuation allowance (releases) charges	—	(17)	—	17	—	(16)	—	16
Change in fair value of market risk benefits, net	(369)	(77)	—	(292)	196	41	—	155
Changes in fair value of securities used to hedge guaranteed living benefits	1	—	—	1	3	1	—	2
Changes in benefit reserves related to net realized gains (losses)	(3)	(1)	—	(2)	(5)	(1)	—	(4)
Net realized (gains) losses(1)	222	47	—	175	508	107	—	401
Separation costs	67	14	—	53	52	11	—	41
Restructuring and other costs	47	10	—	37	27	6	—	21
Non-recurring costs related to regulatory or accounting changes	—	—	—	—	4	1	—	3
Net (gain) loss on divestiture	(5)	(1)	—	(4)	3	1	—	2
Noncontrolling interests	51	—	(51)	—	(6)	—	6	—
Subtotal: Non-Fortitude Re reconciling items	11	1	(51)	(41)	782	172	6	616
Total adjustments	(179)	(40)	(51)	(190)	1,393	308	6	1,091
Adjusted pre-tax operating income (loss)/Adjusted after-tax operating income (loss) attributable to Corebridge	$837	$149	$—	$688	$724	$92	$—	$632
(1)     Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended March 31, 2024
Premiums	$41	$5	$434	$1,796	$19	$—	$2,295
Policy fees	191	107	368	48	—	—	714
Net investment income	1,339	495	326	487	(10)	(8)	2,629
Net realized gains (losses)(1)	—	—	—	—	(8)	—	(8)
Advisory fee and other income	116	83	—	1	23	—	223
Total adjusted revenues	1,687	690	1,128	2,332	24	(8)	5,853
Policyholder benefits	36	3	748	2,023	—	—	2,810
Interest credited to policyholder account balances	639	298	83	169	—	—	1,189
Amortization of deferred policy acquisition costs	149	21	94	3	—	—	267
Non-deferrable insurance commissions	90	29	19	5	—	—	143
Advisory fee expenses	35	33	—	—	—	—	68
General operating expenses	116	106	130	20	86	—	458
Interest expense	—	—	—	—	137	(5)	132
Total benefits and expenses	1,065	490	1,074	2,220	223	(5)	5,067
Noncontrolling interests	—	—	—	—	51	—	51
Adjusted pre-tax operating income (loss)	$622	$200	$54	$112	$(148)	$(3)	$837

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended March 31, 2023
Premiums	$78	$6	$425	$1,575	$20	$—	$2,104
Policy fees	174	100	375	49	—	—	698
Net investment income	1,128	500	317	332	68	(10)	2,335
Net realized gains (losses)(1)	—	—	—	—	4	—	4
Advisory fee and other income	103	76	29	—	14	—	222
Total adjusted revenues	1,483	682	1,146	1,956	106	(10)	5,363
Policyholder benefits	65	9	708	1,718	—	—	2,500
Interest credited to policyholder account balances	519	291	82	123	—	—	1,015
Amortization of deferred policy acquisition costs	137	21	96	2	—	—	256
Non-deferrable insurance commissions	86	28	17	5	—	—	136
Advisory fee expenses	34	29	2	—	—	—	65
General operating expenses	108	118	159	23	91	—	499
Interest expense	—	—	—	—	172	(10)	162
Total benefits and expenses	949	496	1,064	1,871	263	(10)	4,633
Noncontrolling interests	—	—	—	—	(6)	—	(6)
Adjusted pre-tax operating income (loss)	$534	$186	$82	$85	$(163)	$—	$724
(1)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2024	2023
Individual Retirement
Spread income	$713	$623
Fee income	307	277
Total Individual Retirement	1,020	900
Group Retirement
Spread income	200	213
Fee income	190	176
Total Group Retirement	390	389
Life Insurance
Underwriting margin	297	356
Total Life Insurance	297	356
Institutional Markets
Spread income	106	82
Fee income	16	16
Underwriting margin	18	17
Total Institutional Markets	140	115
Total
Spread income	1,019	918
Fee income	513	469
Underwriting margin	315	373
Total	$1,847	$1,760

The following table presents Life Insurance underwriting margin:

	Three Months Ended March 31,
(in millions)	2024	2023
Premiums	$434	$425
Policy fees	368	375
Net investment income	326	317
Other income	—	29
Policyholder benefits	(748)	(708)
Interest credited to policyholder account balances	(83)	(82)
Underwriting margin	$297	$356

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended March 31,
(in millions)	2024	2023
Premiums	$1,805	$1,583
Net investment income	449	298
Policyholder benefits	(2,006)	(1,702)
Interest credited to policyholder account balances	(142)	(97)
Spread income(1)	$106	$82
SVW fees	16	16
Fee income	$16	$16
Premiums	(9)	(8)
Policy fees (excluding SVW)	32	33
Net investment income	38	34
Other income	1	—
Policyholder benefits	(17)	(16)
Interest credited to policyholder account balances	(27)	(26)
Underwriting margin(2)	$18	$17
(1)        Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including COLI-BOLI, private placement variable universal life insurance and private placement variable annuity products

The following table presents Operating EPS:

	Three Months Ended March 31,
(in millions, except per common share data)	2024	2023
GAAP Basis
Numerator for EPS
Net income (loss)	$827	$(453)
Less: Net income (loss) attributable to noncontrolling interests	(51)	6
Net income (loss) attributable to Corebridge common shareholders	$878	$(459)

Denominator for EPS
Weighted average common shares outstanding - basic(1)	624.0	650.8
Dilutive common shares(2)	0.9	—
Weighted average common shares outstanding - diluted	624.9	650.8

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$1.41	$(0.70)
Common stock - diluted	$1.41	$(0.70)

Operating Basis
Adjusted after-tax operating income attributable to Corebridge shareholders	$688	$632
Weighted average common shares outstanding - diluted	624.9	652.8
Operating earnings per common share	$1.10	$0.97
(1)        Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted Book Value:

At Period End	March 31, 2024	December 31, 2023	March 31, 2023
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$11,576	$11,766	$11,555
Less: Accumulated other comprehensive income (AOCI)	(14,139)	(13,458)	(14,067)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,497)	(2,332)	(2,365)
Total adjusted book value (b)	$23,218	$22,892	$23,257
Total common shares outstanding (c)(1)	615.4	621.7	648.1
Book value per common share (a/c)	$18.81	$18.93	$17.83
Adjusted book value per common share (b/c)	$37.73	$36.82	$35.88
(1)        Total common shares outstanding are presented net of treasury stock

The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended March 31,
(in millions, unless otherwise noted)	2024	2023
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$3,512	$(1,836)
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,752	2,528
Average Corebridge Shareholders’ equity (c)	11,671	10,468
Less: Average AOCI	(13,799)	(15,465)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,415)	(2,586)
Average Adjusted Book Value (d)	$23,055	$23,347

Return on Average Equity (a/c)	30.1%	(17.5)%
Adjusted ROAE (b/d)	11.9%	10.8%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended March 31,
(in millions)	2024	2023
Net investment income (net income basis)	$2,924	$2,695
Net investment (income) on Fortitude Re funds withheld assets	(332)	(394)
Change in fair value of securities used to hedge guaranteed living benefits	(18)	(13)
Other adjustments	(6)	(10)
Derivative income recorded in net realized gains (losses)	61	57
Total adjustments	(295)	(360)
Net investment income (APTOI basis)	$2,629	$2,335

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended March 31,
(in millions)	2024	2023
Individual Retirement
Premiums	$41	$78
Deposits	4,822	4,807
Other(1)	(2)	(2)
Premiums and deposits	4,861	4,883
Group Retirement
Premiums	5	6
Deposits	2,049	2,240
Premiums and deposits(2)(3)	2,054	2,246
Life Insurance
Premiums	434	425
Deposits	393	398
Other(1)	267	226
Premiums and deposits	1,094	1,049
Institutional Markets
Premiums	1,796	1,575
Deposits	781	581
Other(1)	9	7
Premiums and deposits	2,586	2,163
Total
Premiums	2,276	2,084
Deposits	8,045	8,026
Other(1)	274	231
Premiums and deposits	$10,595	$10,341
(1)        Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes premiums and deposits related to in-plan mutual funds of $791 million and $1,011 million for the three months ended March 31, 2024 and March 31, 2023, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $730 million and $542 million for the three months ended March 31, 2024 and March 31, 2023, respectively